FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                           FINANCIAL STATEMENTS

                   YEARS ENDED APRIL 30, 1993, 1994, 1995 AND
                  NINE MONTHS ENDED JANUARY 31, 1995 AND 1996

                                 CONTENTS

Report of Independent Auditors                                                 F-2
Financial Statements
   Statements of Earnings                                                      F-3
   Balance Sheets                                                              F-4
   Statements of Cash Flows                                                    F-5
   Statements of Parent Company Investment                                     F-6
   Notes to Financial Statements                                               F-7

                                      F-1


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
 FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

    We have audited the accompanying balance sheet of Fluor Daniel Environmental Services, Inc. as of April 30, 1995, and the related statements of earnings, cash flows and parent company investment for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    As more fully described in Notes 1 and 4, the Company is a wholly owned subsidiary of Fluor Daniel, Inc. and has material transactions with Fluor Daniel, Inc. and its affiliates.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluor Daniel Environmental Services, Inc. at April 30, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            /s/ ERNST & YOUNG LLP

Orange County, California
December 22, 1995

                                      F-2


                   FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                          STATEMENTS OF EARNINGS

                             ($ IN THOUSANDS)


                                                                                               NINE MONTHS ENDED
                                                            YEAR ENDED APRIL 30,                  JANUARY 31,
                                                            --------------------                  -----------
                                                        1993          1994        1995        1995          1996
                                                        ----          ----        ----        ----          ----
                                                    (UNAUDITED)   (UNAUDITED)             (UNAUDITED)    (UNAUDITED)
Revenues                                              $41,253       $52,755     $35,425     $24,889        $26,319
Direct project costs                                   35,463        47,408      28,410      19,950         20,554
Indirect expenses:
   Payroll and related costs                            4,034         2,924       4,229       2,417          3,265
   Other                                                1,243         1,305       1,710       1,060          1,698
                                                        -----         -----       -----       -----          -----
                                                       40,740        51,637      34,349      23,427         25,517
                                                       ------        ------      ------      ------         ------
Earnings before taxes                                     513         1,118       1,076       1,462            802
Income tax expense                                        197           436         420         570            313
                                                          ---           ---         ---         ---            ---
Net earnings                                          $   316       $   682     $   656     $   892        $   489
                                                      =======       =======     =======     =======        =======

                 See accompanying notes to financial statements.

                                      F-3


                 FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                              BALANCE SHEETS

                             ($ in thousands)


                                                                          APRIL 30,
                                                                          ---------
                                                                                            JANUARY 31,
                                                                        1994        1995       1996
                                                                        ----        ----       ----
                                                                     (UNAUDITED)            (UNAUDITED)

                                                ASSETS

Current assets:
   Accounts receivable                                                 $  215      $2,617     $2,564
   Contract work in progress                                            1,260         405      2,889
                                                                        -----         ---      -----
          Total current assets                                         $1,475      $3,022     $5,453
                                                                       ======      ======     ======

                               LIABILITIES AND PARENT COMPANY INVESTMENT

Current liabilities:
   Advance billings on contracts                                       $  320      $  361     $  894
   Contingencies and commitments Parent company investment:
       Common stock -- $1 par value, $1,000 shares authorized, issued
        and outstanding                                                     1           1          1
       Additional capital                                                 335         335        335
       Retained earnings (defict)                                        (976)       (320)       169
       Advances (to) from parent                                        1,795       2,645      4,054
                                                                        -----       -----      -----
          Total parent company investment                               1,155       2,661      4,559
                                                                        -----       -----      -----
                                                                       $1,475      $3,022     $5,453
                                                                       ======      ======     ======

                 See accompanying notes to financial statements.

                                      F-4


                   FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                ($ IN THOUSANDS)


                                                                                               NINE MONTHS ENDED
                                                            YEAR ENDED APRIL 30,                  JANUARY 31,
                                                            --------------------                  -----------
                                                        1993          1994        1995        1995          1996
                                                        ----          ----        ----        ----          ----
                                                    (UNAUDITED)   (UNAUDITED)             (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITY:
Net earnings                                          $   316       $   682     $   656     $   892        $   489
Adjustments to reconcile net earnings to net cash
  provided (utilized) by operating activities:
   Changes in operating assets and liabilities:
       Accounts receivable                                 40           999      (2,402)        (55)            53
       Contract work in progress                          569          (816)        855       1,208         (2,484)
       Advance billing on contracts                       143           177          41         784            533
       Advances (to) from parent                       (1,068)       (1,042)        850      (2,829)         1,049
                                                       ------        ------         ---      ------          -----
          Net cash provided (utilized) by
           operating activities                          --            --          --          --             --
Cash and cash equivalents at beginning of period         --            --          --          --             --
                                                      -------       -------     -------      ------        -------
Cash and cash equivalents at end of period            $  --         $  --       $  --       $  --          $  --
                                                      =======       =======     =======     =======        =======

                 See accompanying notes to financial statements.

                                      F-5


                   FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                     STATEMENTS OF PARENT COMPANY INVESTMENT

                                ($ IN THOUSANDS)


                                                                           RETAINED    ADVANCES      PARENT
                                                    COMMON   ADDITIONAL    EARNINGS   (TO) FROM     COMPANY
                                                     STOCK     CAPITAL    (DEFICIT)     PARENT     INVESTMENT
Balance, April 30, 1992                               $1        $335       $(1,974)     $ 3,905     $ 2,267
   Net earnings                                       --         --            316        --            316
   Advances (to) from parent                          --         --          --          (1,068)     (1,068)
                                                      --        ----       -------      -------     -------
Balance, April 30, 1993                                1         335        (1,658)       2,837       1,515
   Net earnings                                       --         --            682        --            682
   Advances (to) from parent                          --         --          --          (1,042)     (1,042)
                                                      --        ----       -------      -------     -------
Balance, April 30, 1994                                1         335          (976)       1,795       1,155
   Net earnings                                       --         --            656        --            656
   Advances (to) from parent                          --         --          --             850         850
                                                      --        ----       -------      -------     -------
Balance, April 30, 1995                                1         335          (320)       2,645       2,661
   Net earnings                                       --         --            489        --            489
   Advances (to) from parent                          --         --          --           1,409       1,409
                                                      --        ----       -------      -------     -------
Balance, January 31, 1996                             $ 1       $ 335      $   169      $ 4,054     $  4,559
                                                      ===       =====      =======      =======     ========

              See accompanying notes to financial statements.

                                      F-6


                   FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION AND BASIS OF PRESENTATION

    Fluor Daniel Environmental Services, Inc. (the Company), is a wholly-owned subsidiary of Fluor Daniel, Inc. (Fluor Daniel), which through a holding company is indirectly a wholly-owned subsidiary of Fluor Corporation (Fluor). For purposes of this presentation, the Company's fiscal year has been designated as the annual period ending on April 30, however, for tax purposes, the year end is October 31. Pursuant to an Investment Agreement dated December 11, 1995, between Groundwater Technology, Inc. (GTI) and Fluor Daniel, the Company will merge into GTI as part of an overall transaction wherein Fluor will acquire a 55 percent ownership interest in GTI.

    The accompanying financial statements have been adjusted to reflect the "carved-out" financial position, results of operations and cash flows of the Company as if the contracts and personnel that constitute the environmental remediation business of Fluor had been operating as a separate entity. Operations reflect all environmental remediation contract work performed by Fluor personnel for all federally funded non-Department of Energy contracts, remediation projects for other government agencies and environmental risk assessment, permitting and remediation for commercial clients. Additionally, the Company provides certain environmental consulting services to Fluor and other affiliated entities. Revenues from these consulting services have been reflected in the accompanying statements in accordance with a Marketing Agreement (the Agreement), signed in conjunction with the Investment Agreement between GTI and Fluor Daniel. Under the terms of the Agreement, affiliates are charged for labor cost plus established multipliers on base compensation. Due to the variable and often unpredictable nature of the Company's work load, consulting services are provided to Fluor as conditions allow.

    The financial statements do not include an allocation of corporate general and administrative expenses by Fluor as management believes that no significant general and administrative expenses were incurred with respect to the Company's operations beyond those reflected in the accompanying financial statements.

    The Balance Sheet at April 30, 1995 and Statements of Earnings, Cash Flows and Parent Company Investment for the year ended April 30, 1995, have been audited whereas all other periods presented are unaudited.

 SERVICE CONTRACTS

    The Company recognizes revenues on long-term service contracts on the percentage-of-completion method, primarily based on contract costs incurred to date compared with total estimated contract costs. Changes to total estimated contract costs and losses, if any, are recognized in the period in which they are determined. Revenues recognized in excess of amounts billed are classified as current assets under contract work in progress. Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under advance billings on contracts. The Company anticipates that substantially all incurred costs associated with contract work in progress at January 31, 1996 will be billed and collected within twelve months. Accounts receivable do not contain any significant amounts billed but not paid under retainage provisions or claims.

 INDIRECT EXPENSES

    Indirect expenses include non-project costs of all environmental services personnel assigned to the environmental operations of Fluor Daniel who are available to provide services to the Company's clients and other Fluor Daniel clients. Additionally, other indirect expenses primarily include charges from Fluor Daniel for the fair value of rent for occupied space, computer usage and other costs.

                                      F-7


                   FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

 CONCENTRATIONS OF CREDIT RISK

    The majority of accounts receivable and contract work in progress are from services provided to various U.S. government agencies. These contracts are typically cost reimbursable government funded contracts that require payments as projects progress or in certain cases advance payments. The Company maintains reserves for potential credit losses and such losses, which have been minimal, have been within management's estimates.

 INTERIM FINANCIAL INFORMATION

    The interim unaudited financial statements presented include all adjustments (consisting only of normal adjustments) that management considers necessary for a fair presentation of its financial position at such dates and its operating results and cash flows for those periods. Results for interim periods are not necessarily indicative of results for the entire year.

 EARNINGS PER SHARE

    Earnings per share information has been omitted since the Company has no publicly traded equity securities.

2. INCOME TAXES

    The operations of the Company are included in the consolidated federal income tax return of Fluor. Under a tax allocation practice, the Company is charged or credited by Fluor for federal income taxes, generally at the U.S. statutory rate. The Company is also charged or credited for state income taxes.

    As a result of the tax allocation practice, tax benefits associated with pre 1993 losses were recognized in the year the loss occurred. If the Company had filed a separate return, these tax benefits would have been recognized in later years, resulting in the elimination of substantially all of the income tax expense for the years 1993 through 1995.

    Deferred taxes reflect the tax effects of differences between the amounts recorded as assets and liabilities for financial reporting purposes and the amount recorded for income tax purposes. The Company does not have any deferred income taxes.

    The income tax expense included in the Statement of Earnings is as follows ($ in thousands):


                                                                                      NINE MONTHS ENDED
                                                     YEAR ENDED APRIL 30,                JANUARY 31,
                                                     --------------------                -----------
                                                  1993          1994       1995       1995          1996
                                                  ----          ----       ----       ----          ----
                                               (UNAUDITED)   (UNAUDITED)          (UNAUDITED)   (UNAUDITED)
Federal                                           $174          $380       $366       $418          $273
State                                               23            56         54         62            40
                                                    --            --         --         --            --
   Total Income Expense                           $197          $436       $420       $480          $313
                                                  ====          ====       ====       ====          ====

    State taxes are the only significant difference between the Company's total tax expense and the U.S. Statutory Federal income tax.

                                      F-8


                   FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. EMPLOYEE BENEFITS

    Employees of the Company who meet certain eligibility requirements participate in the non-contributory defined contribution retirement plan of Fluor. Contributions to this plan are based on a percentage of the par-ticipants' gross salaries. In addition, eligible employees are allowed to contribute up to 10 percent of their salaries to a savings investment plan with Fluor providing a matching contribution up to 4 percent of their salaries. The cost of these plans is included in the payroll burden rate charged to the Company by Fluor Daniel.

4. RELATED PARTY TRANSACTIONS

    The Company advances to and receives non-interest bearing funds from Fluor Daniel. The Company is dependent upon Fluor Daniel for continued financing, including funding required, if any, for settlement of claims, working capital requirements and third party bid and performance guarantees made in the ordinary course of business.

    All direct and indirect labor has been provided by employees of Fluor Daniel and the Company is charged for all related labor and benefit costs. Employee benefit costs are charged to the Company by application of a payroll burden rate to total base compensation. Such costs remain the liability of Fluor Daniel.

    Intercompany revenues were $6,167,000, $4,613,000 and $4,941,000 for the years ended April 30, 1993, 1994 and 1995, respectively, and $3,456,000 and $3,498,000 for the nine months ended January 31, 1995 and 1996, respectively.

5. CONTINGENCIES AND COMMITMENTS

    The Company is not currently involved in any legal proceedings, although from time to time, it could become involved in litigation in the ordinary course of business. The Company is contingently liable for commitments and performance guarantees arising in the ordinary course of business. Claims arising from service contracts have been made against the Company by clients, and the Company has made certain claims against clients for costs incurred in excess of the current contract provisions. The Company does not expect that the foregoing matters will have a material adverse effect on its financial position or results of operations.

6. INDUSTRY SEGMENT INFORMATION

    The Company provides a wide range of environmental services to both the private and government sectors including scientific and engineering applications from environmental assessment, permitting and remediation through design and construction to operations and maintenance services. These services are provided to a variety of different industries including petroleum, chemical, power, pharmaceutical and others.

    In the fiscal year ended 1993, 1994 and 1995 and for the nine month periods ended January 31, 1995 and 1996, revenues from U.S. Federal agencies were as follows ($ in thousands):


                                                                                         NINE MONTHS ENDED
                                                      YEAR ENDED APRIL 30,                  JANUARY 31,
                                                      --------------------                  -----------
                                                  1993          1994        1995         1995          1996
                                                  ----          ----        ----         ----          ----
                                               (UNAUDITED)   (UNAUDITED)             (UNAUDITED)   (UNAUDITED)
Department of Defense                            $1,065        $2,256      $10,255      $7,127        $7,827
Percent of total revenues                           2.6%          4.3%        28.9%       28.6%         29.7%
Environmental Protection Agency                  $5,741        $4,518      $ 3,712      $2,451        $5,375
Percent of total revenues                          13.9%          8.6%        10.5%        9.8%         20.4%

                                      F-9